     As filed with the Securities and Exchange Commission on August 27, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          NEXTLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            91-1738221
            --------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                        500 108th Avenue N.E., Suite 2200
                           Bellevue, Washington 98004
                                 (425) 519-8900
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

--------------------------------------------------------------------------------
                 NEXTLINK Communications, Inc. Stock Option Plan
                            (Full title of the plan)
--------------------------------------------------------------------------------
                           R. Bruce Easter, Jr., Esq.
                          NEXTLINK Communications, Inc.
                        500 108th Avenue N.E., Suite 2200
                           Bellevue, Washington 98004
                                 (425) 519-8900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                 Proposed maximum
Title of                       Proposed maximum  aggregate          Amount of
securities to   Amount to be   offering price    offering           registration
be registered   registered (1) per share (2)     price (2)          fee
-----------------------------------------------------------------------------
Class A
Common Stock,
$.02 par value
per share        8,145,304      $95.78125        $780,167,398.75    $216,886.54
===============================================================================

================================================================================
   (1) This Registration Statement covers the 8,145,304 shares of Common Stock authorized to be issued under the NEXTLINK Communications, Inc. Stock Option Plan.

   (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Class A Common Stock as reported by the Nasdaq National Market on August 20, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by NEXTLINK Communications, Inc., a Delaware corporation (the "Company") are incorporated by reference into the Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed pursuant to the Exchange Act;

     (c) the Company's Registration Statement on Form S-8 (Registration Number 333-25907), filed on April 25, 1997 pursuant to the Securities Act;

     (d) the Company's Registration Statement on Form S-8 (Registration Number 333-51987), filed on May 6, 1998 pursuant to the Securities Act; and

     (e) the Company's Current Reports on Form 8-K, filed on April 1, 1999 and May 11, 1999 pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8. EXHIBITS

Exhibit No.
-----------

     5         Opinion of Willkie Farr & Gallagher.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24        Power of Attorney (reference is made to the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 26th day of August, 1999.

                                        NEXTLINK Communications, Inc.


                                        By: /s/ R. Bruce Easter, Jr.
                                           -------------------------------
                                                R. Bruce Easter, Jr.
                                                Vice President, General
                                                Counsel and Secretary

                               POWERS OF ATTORNEY

     We the undersigned officers and directors of Nextlink Communications, Inc. hereby severally and individually constitute and appoint Kathleen H. Iskra and
R. Bruce Easter, Jr., and each of them, as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                         Title                        Date
       ---------                         -----                        ----


/s/ Steven W. Hooper               Chairman of the               August 26, 1999
--------------------------         Board and Chief
Steven W. Hooper                   Executive Officer
                                   (Principal Executive
                                   Officer)

/s/ Wayne M. Perry
--------------------------         Vice Chairman and             August 26, 1999
Wayne M. Perry                     Director

/s/ Kathleen H. Iskra
--------------------------         Vice President,               August 26, 1999
Kathleen H. Iskra                  Chief Financial
                                   Officer and
                                   Treasurer (Principal
                                   Financial Officer
                                   and Principal
                                   Accounting Officer)

/s/ Craig O. McCaw
--------------------------         Director                      August 26, 1999
Craig O. McCaw

/s/ Dennis Weibling
--------------------------         Director                      August 26, 1999
Dennis Weibling

       Signature                         Title                        Date
       ---------                         -----                        ----

/s/ William A. Hoglund
--------------------------         Director                      August 26, 1999
William A. Hoglund

/s/ Sharon L. Nelson
--------------------------         Director                        July 16, 1999
Sharon L. Nelson

/s/ Jeffrey S. Raikes
--------------------------         Director                      August 26, 1999
Jeffrey S. Raikes

/s/ Gregory J. Parker
--------------------------         Director                        July 15, 1999
Gregory J. Parker

/s/ Nicolas Kauser
--------------------------         Director                      August 26, 1999
Nicolas Kauser

                                INDEX TO EXHIBITS



Exhibit No.       Description of Exhibit
-----------       ----------------------

5                 Opinion of Willkie Farr & Gallagher.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).